                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) December 17, 1998
                                                        -----------------

                         CALYPTE BIOMEDICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                  (State or other jurisdiction of incorporation
                                or organization)

                                   06-1226727
                                (I.R.S. Employer
                             Identification Number)

                                    000-20985
                              (Commission File No.)


                 1440 FOURTH STREET, BERKELEY, CALIFORNIA 94710
               (Address of principal executive offices) (Zip Code)

                                 (510) 749-5100
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On December 17, 1998, Calypte Biomedical Corporation completed the acquisition of the assets relating to the Western blot product line for certain infectious diseases from Cambridge Biotech Corporation, a Delaware corporation and wholly-owned subsidiary of bioMerieux, Inc., pursuant to an Asset Purchase Agreement between Calypte and Cambridge dated November 18, 1998. The acquisition included the urine-based and serum-based HIV-1 Western blot products, as well as rights to certain other tests not currently produced by Cambridge. The assets acquired consisted of fixtures, equipment, materials and supplies, contracts relating to the conduct of the business of the Western blot product line, certain licenses and permits issued by government authorities for use in connection with the operations of Cambridge's Rockville, Maryland manufacturing facility, marketing authorizations and regulatory approvals relating to the Western blot product line and certain proprietary rights.

                  Calypte acquired the assets from Cambridge for $500,000 in cash, 400,000 shares of Calypte Common Stock, warrants to acquire 200,000 shares of Common Stock at an exercise price of $8.00 per share, warrants to acquire 200,000 shares of Common Stock at an exercise price of $10.00 per share, warrants to acquire 200,000 shares of Common Stock at an exercise price of $12.00 per share and a royalty based upon product sales. The cash purchase price was paid out of the cash reserves of Calypte.

                  In connection with the acquisition, Calypte entered into two subleases with Cambridge, pursuant to which it subleases from Cambridge the buildings used in connection with the operation of the Rockville, Maryland manufacturing facility.

                  Calypte and Cambridge were parties to a Master Services Agreement dated April 12, 1996 (the "Master Services Agreement") pursuant to which Calypte and Cambridge agreed to develop a modification of Cambridge's serum-based HIV-1 Western blot product to confirm the results of Calypte's initial screening test using urine samples. Except for the Master Services Agreement, there was no material relationship between Calypte or any of its affiliates (including their respective officers and directors and any associate of any such individual), on the one hand, and Cambridge or any of its affiliates (including their respective officers and directors and any associate of any such individual), on the other hand.

         (b) Prior to the acquisition, Cambridge used the assets acquired by Calypte in the manufacture and sale of urine-based and serum-based HIV-1 Western blot products, as well as a confirmatory test for Human T-Lymphotropic Virus. Calypte intends to continue the operation of the assets from Cambridge's current facilities (located in Rockville, Maryland) in substantially the same manner and for the same purposes.

                  Exhibit 2.1 and Exhibit 4.1, respectively, incorporated herein by reference, are the Asset Purchase Agreement and the Form of Warrant to Purchase Common Stock, which were filed as exhibits to Calypte's Current Report on Form 8-K on January 4, 1999. The foregoing description of the acquisition is qualified in its entirety by reference to the exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The following financial statements of Cambridge Biotech Western Blot (a division of Cambridge Biotech Corporation, a wholly-owned subsidiary of bioMerieux, Inc.) required pursuant to Rule 3-05(b) of Regulation S-X are filed with this amendment to Calypte's Current Report on Form 8-K which was originally filed on January 4, 1999.


                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)



                                TABLE OF CONTENTS

                                                                         PAGE
Independent Auditors' Report                                               4

FINANCIAL STATEMENTS:

     Balance Sheets                                                        5

     Statements of Operations                                              6

     Statements of Division Capital                                        7

     Statements of Cash Flows                                              8

     Notes to Financial Statements                                         9


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Cambridge Biotech Corporation:


We have audited the accompanying balance sheet of Cambridge Biotech Western Blot (the Business), a division of Cambridge Biotech Corporation, a wholly-owned subsidiary of bioMerieux, Inc., as of December 31, 1997, and the related statements of operations, division capital, and cash flows for the year then ended. These financial statements are the responsibility of the Business's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement procedures. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cambridge Biotech Western Blot, a division of Cambridge Biotech Corporation, a wholly-owned subsidiary of bioMerieux, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 7 to the financial statements, on December 17, 1998, certain assets of Cambridge Biotech Western Blot were sold to Calypte Biomedical Corporation.

/s/ KPMG LLP


St. Louis, Missouri
February 19, 1999

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                                 Balance Sheets

                                 (in thousands)

                                                                   DECEMBER 31,             SEPTEMBER 30,
                           ASSETS                                      1997                     1998
                                                                  --------------           --------------
                                                                                             (unaudited)
Current assets:
    Accounts receivable                                                $     458                $     845
    Inventory                                                              1,332                    1,107
    Prepaid expenses                                                          41                       56
                                                                  --------------           --------------

      Total current assets                                                 1,831                    2,008

Property and equipment, net                                                  966                      846

Patents, net                                                                 477                      451
                                                                  --------------           --------------

      Total assets                                                     $   3,274                $   3,305
                                                                  --------------           --------------
                                                                  --------------           --------------

              LIABILITIES AND DIVISION CAPITAL

Current liabilities:
    Accounts payable                                                   $     154                $      51
    Accrued expenses                                                         123                      114
    Accrued royalties                                                        180                      164
                                                                  --------------           --------------

      Total liabilities                                                      457                      329

Division capital                                                           2,817                    2,976
                                                                  --------------           --------------

      Total liabilities and division capital                           $   3,274                $   3,305
                                                                  --------------           --------------
                                                                  --------------           --------------


See accompanying notes to financial statements.

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                            Statements of Operations

                                 (in thousands)

                                                                                NINE MONTHS ENDED
                                                           YEAR ENDED              SEPTEMBER 30,
                                                          DECEMBER 31,   ---------------------------------
                                                              1997             1997             1998
                                                        ---------------------------------- ---------------
                                                                            (unaudited)     (unaudited)
Revenues - product sales                                       $  3,352          $  2,568        $  2,907
                                                        ---------------- ----------------- ---------------

Expenses:
  Product costs                                                   5,059             3,699           3,548
  Research, development, and regulatory                             422               167             424
  Sales and marketing                                               270               207             190
  General and administrative                                        229               172             102
                                                        ---------------- ----------------- ---------------

   Total expenses                                                 5,980             4,245           4,264
                                                        ---------------- ----------------- ---------------

   Net loss                                                   $ (2,628)         $ (1,677)       $ (1,357)
                                                        ---------------- ----------------- ---------------
                                                        ---------------- ----------------- ---------------


     See accompanying notes to financial statements.

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                         Statements of Division Capital

                                 (in thousands)


Balance at December 31, 1996                                         $  2,871

Intercompany advances                                                   2,574

Net loss                                                              (2,628)
                                                                --------------

Balance at December 31, 1997                                            2,817

Intercompany advances (unaudited)                                       1,516

Net loss (unaudited)                                                  (1,357)
                                                                --------------

Balance at September 30, 1998 (unaudited)                            $  2,976
                                                                --------------
                                                                --------------


See accompanying notes to financial statements.

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                            Statements of Cash Flows

                                 (in thousands)

                                                                                            NINE MONTHS ENDED
                                                                   YEAR ENDED                  SEPTEMBER 30,
                                                                   DECEMBER 31,      -------------------------------
                                                                      1997                1997             1998
                                                                 ---------------     ---------------   -------------
                                                                                      (unaudited)      (unaudited)
Cash flows from operating activities:
    Net loss                                                           $ (2,628)          $ (1,677)       $ (1,357)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                                        455                391             199
        Changes in assets and liabilities:
                 Accounts receivable                                          50               (94)           (387)
                 Inventory                                                  (38)                 35             225
                 Prepaid expenses                                              4                  3            (15)
                 Accounts payable                                          (117)               (67)           (103)
                 Accrued expenses                                             64                 26             (9)
                 Accrued royalties                                           137                 54            (16)
                                                                 ---------------     ---------------   -------------

                    Net cash used in operating activities                (2,073)            (1,329)         (1,463)

Cash flows from investing activities - purchase of
    property and equipment, net                                            (501)              (424)            (53)

Cash flows from financing activities - proceeds from
    intercompany advances                                                  2,574              1,753           1,516
                                                                 ---------------     ---------------   -------------

                    Net change in cash                                         -                  -               -


Cash at beginning of period                                                    -                  -               -
                                                                 ---------------     ---------------   -------------


Cash at end of period                                                  $       -          $       -       $       -
                                                                 ---------------     ---------------   -------------
                                                                 ---------------     ---------------   -------------


See accompanying notes to financial statements.

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      This summary of significant accounting policies is presented to assist in understanding the Business's financial statements. These accounting policies conform to generally accepted accounting principles.

           BUSINESS ACTIVITY

           Cambridge Biotech Western Blot (the Business) is a division of Cambridge Biotech Corporation (Cambridge), which operates as a wholly-owned subsidiary of bioMerieux, Inc. (bioMerieux). Cambridge's retroviral diagnostic business was acquired by bioMerieux in October 1996 and is located in Rockville, Maryland. bioMerieux, located in St. Louis, Missouri, is part of bioMerieux S.A., an international biotechnology group based in Lyon, France, dedicated to in-vitro diagnostics with a special focus on infectious diseases.

           The Business has developed a western blot confirmatory test for the detection of the Human Immunodeficiency Virus, Type-1 (HIV-1), the putative cause of Acquired Immunodeficiency Syndrome (AIDS). The Business's western blot confirmatory test was licensed by the Food and Drug Administration (FDA) for use with urine on May 28, 1998. The Business also produces HTLV-I/II western blot confirmatory tests for the detection of the Human T-Lymphotropic Virus, and Lyme IgG and Lyme IgM western blot tests.

           BASIS OF PRESENTATION

           The accompanying financial statements include the accounts of the Western Blot division of Cambridge's business, certain assets of which bioMerieux has sold to Calypte Biomedical Corporation (Calypte) (see note 7). The financial statements have been prepared utilizing reasonable methods of allocating common expenses, including incremental and proportional cost allocation methods, to the Business in instances where specific identification of expenses was not practicable. The allocation methods utilized represent management's best estimate of the expenses incurred by the Business.

           The balance sheet as of September 30, 1998, the statements of operations, division capital, and cash flows for the nine-month period ended September 30, 1998, and the statements of operations and cash flows for the nine-month period ended September 30, 1997 (interim financial information) have been prepared by the Business and are unaudited. In the opinion of the Business, the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial information. The interim financial information should be read in conjunction with the Business's December 31, 1997 audited financial statements appearing herein. The results for the nine-month periods ended September 30, 1998 and 1997 may not be indicative of operating results for the full year.

                                                              (Continued)

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)


           USE OF ESTIMATES

           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           CASH AND CASH EQUIVALENTS

           Cash and cash equivalents are maintained at the Business's parent, Cambridge, with cash requirements for operating activities transferred to/from Cambridge as required. The net cash activity as of and for the year ended December 31, 1997 is reflected in the accompanying balance sheet under division capital. No cash balance existed at the Business at December 31, 1997 or September 30, 1998 (unaudited).

           INVENTORY

           Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

           PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost. Machinery and laboratory equipment, furniture and fixtures, and computer equipment are depreciated using the straight-line method over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized over the shorter of the remaining lease term of the useful life of the improvement.

           PATENTS

           Costs associated with obtaining patents are capitalized as incurred and are amortized over their remaining useful lives (generally 15 years). Accumulated amortization was $43 at December 31, 1997.

           FAIR VALUE OF FINANCIAL INSTRUMENTS

           Financial assets and liabilities have carrying values which approximate their fair value for all periods presented due to their short-term maturity.

           REVENUE RECOGNITION

           Revenue from product sales is recognized upon shipment to customers.


                                       10                   (Continued)

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)


           RESEARCH AND DEVELOPMENT

           Research and development costs are charged to operations as incurred. Total research and development expense for the year ended December 31, 1997 was $229.

           INCOME TAXES

           For income tax purposes, the Business is included in the consolidated tax returns filed by bioMerieux. Income taxes in the accompanying financial statements have been calculated on a basis as if the Business filed its own return.

           Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           CAPITAL AND LIQUIDITY SUPPORT

           The Business has incurred significant losses since its acquisition by bioMerieux. Losses are largely attributable to lower than expected sales volumes. The Business is substantially dependent upon the economic resources of bioMerieux and Cambridge to meet its obligations as they come due. bioMerieux and Cambridge have routinely contributed, and continued to contribute through the date of sale to Calypte, additional capital in order to provide the Business with sufficient financial resources to meet its obligations as they come due and to maintain an adequate level of capital in order to fund operations.


                                       11                          (Continued)

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)


(2)  INVENTORY

     Inventory as of December 31, 1997 and September 30, 1998 (unaudited) consisted of the following:

                                                               December 31,        September 30,
                                                                   1997                1998
                                                            ------------------  ------------------
                                                                                    (unaudited)
     Raw materials                                         $         230                 196
     Work in process                                               1,561               1,082
     Finished goods                                                   55                 326
                                                            ------------------  ------------------

                                                                   1,846               1,604

     Less reserve for obsolescence                                   514                 497
                                                            ------------------  ------------------

                                                           $       1,332               1,107
                                                            ------------------  ------------------
                                                            ------------------  ------------------

(3)  PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1997 consisted of the following:


     Computer equipment                                                              $        57
     Machinery and laboratory equipment                                                    1,244
     Furniture and fixtures                                                                   24
     Leasehold improvements                                                                  109
                                                                                      ------------

                                                                                           1,434

     Less accumulated depreciation and amortization                                          468
                                                                                      ------------

                                                                                     $       966
                                                                                      ------------
                                                                                      ------------


                                       12                          (Continued)

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)


(4)  LEASES

     The Business leases office and manufacturing space in Rockville, Maryland under noncancellable operating leases. Total rent expense during the year ended December 31, 1997 was approximately $369.

     The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1997:


             Year ending December 31:
                  1998                                        $       474
                  1999                                                474
                  2000                                                484
                  2001                                                515
                  2002                                                515
                   Thereafter                                       2,571
                                                               ------------

                                                              $     5,033
                                                               ------------
                                                               ------------

(5)  INCOME TAXES

     There is no current or deferred tax expense for the year ended December 31, 1997.

     The net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. Significant components of the Business's deferred tax assets and liabilities as of December 31, 1997 are as follows:



     Deferred tax assets (liabilities):
         Provision for uncollectible receivables                $       12
         Provision for obsolete inventory                              190
         Accrued vacation                                               21
         Net operating loss carryforwards                              881
         Tax in excess of book depreciation                            (16)
                                                                 ------------

                                                                     1,088

     Less valuation allowance                                        1,088
                                                                 ------------

                                                                $        --
                                                                 ------------
                                                                 ------------


                                       13                          (Continued)

                         CAMBRIDGE BIOTECH WESTERN BLOT
                 (A Division of Cambridge Biotech Corporation, a
                  Wholly-Owned Subsidiary of bioMerieux, Inc.)

                          Notes to Financial Statements

              December 31, 1997 and September 30, 1998 (unaudited)

                             (dollars in thousands)


     A valuation allowance is established for deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Because there is uncertainty regarding the Business's ability to realize its deferred tax assets, a 100% valuation allowance has been established. The net change in the valuation allowance for the year ended December 31, 1997 was an increase of $925.

     The Business has approximately $2,382 of net operating loss carryforwards for income tax purposes, which will begin to expire, if unused, in the year 2011, as calculated on a basis as if the Business filed its own return. The net operating loss carryforwards have been utilized in entirety by bioMerieux in its consolidated tax returns.

     A reconciliation of the income tax provision expressed as a percent of loss before income tax with the federal statutory income tax rate for the year ended December 31, 1997 is as follows:


     Federal statutory income tax rate                                           34%
     State and local income taxes, net of federal income tax benefit              3
     Increase in net operating loss carryforwards                               (37)
                                                                           ----------

                                                                                 --%
                                                                           ----------
                                                                           ----------

(6)  CONCENTRATIONS OF CREDIT RISK

     The Business has one customer whose activity represents a significant portion of outstanding receivables and sales. Ortho Diagnostics Systems, Inc. comprised 35% of outstanding receivables at December 31, 1997 and 43% of sales for the year ended December 31, 1997.

(7)  SUBSEQUENT EVENT

     On December 17, 1998, bioMerieux sold the inventory, property and equipment, licenses, permits, and proprietary rights of the Business to Calypte in exchange for consideration of $500 in cash, 400,000 shares of unregistered Calypte common stock, and 600,000 warrants exerciseable into Calypte common stock.

     (b)      PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X is filed with this amendment to Calypte's Form 8-K which was originally filed on January 4, 1999.


                         CALYPTE BIOMEDICAL CORPORATION

              Unaudited Pro Forma Condensed Combined Balance Sheet

                               September 30, 1998

                                 (in thousands)

                                                          CALYPTE          CAMBRIDGE
                                                         BIOMEDICAL         BIOTECH        PRO FORMA          PRO FORMA
ASSETS                                                  CORPORATION      WESTERN BLOT     ADJUSTMENTS         COMBINED
                                                      -----------------  --------------  --------------     --------------
Current assets:
   Cash and cash equivalents                                 $   1,456       $       -      $    (500) (1)      $     956
   Securities available for sale                                 1,873               -                              1,873
   Accounts receivable                                             198             845           (845) (2)            198
   Inventory                                                       847           1,107           (226) (3)          1,728
   Note receivable - related party                                 768              --                                768
   Other current assets                                            718              56            (56) (2)            718
                                                      -----------------  --------------  --------------     --------------

     Total current assets                                        5,860           2,008         (1,627)              6,241

Property and equipment, net                                      1,060             846              14 (3)          1,920

                                                                                                   349 (6)
Other assets                                                       210             451           (451) (2)            559
                                                      -----------------  --------------  --------------     --------------

     Total assets                                            $   7,130       $   3,305      $  (1,715)          $   8,720
                                                      -----------------  --------------  --------------     --------------
                                                      -----------------  --------------  --------------     --------------

LIABILITIES, MANDATORILY REDEEMABLE
   PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                          $   1,028       $      51      $     (51) (2)      $   1,028
   Accrued expenses                                              1,032             278           (278) (2)          1,032
   Capital lease obligation - current portion                      341              --                                341
   Deferred revenue                                                500              --                                500
                                                      -----------------  --------------  --------------     --------------

     Total current liabilities                                   2,901             329           (329)              2,901
                                                      -----------------  --------------  --------------     --------------

Deferred rent obligation                                            32              --                                 32

Capital lease obligation - long-term portion                       112              --                                112
                                                      -----------------  --------------  --------------     --------------


                                       15

     Total liabilities                                           3,045             329           (329)              3,045
                                                      -----------------  --------------  --------------     --------------


Mandatorily redeemable Series A preferred stock                  2,066              --                              2,066

Commitments and contingencies

                                                                                                 1,590 (4)
Stockholders' equity                                             2,019           2,976         (2,976) (5)          3,609
                                                      -----------------  --------------  --------------     --------------

     Total liabilities, mandatorily redeemable
       Preferred stock and stockholders' equity              $   7,130       $   3,305      $  (1,715)          $   8,720
                                                      -----------------  --------------  --------------     --------------
                                                      -----------------  --------------  --------------     --------------


See notes to unaudited pro forma condensed combined financial statements.

                         CALYPTE BIOMEDICAL CORPORATION

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      Nine Months Ended September 30, 1998

                     (in thousands, except per share data)

                                                            CALYPTE        CAMBRIDGE
                                                           BIOMEDICAL        BIOTECH        PRO FORMA           PRO FORMA
                                                          CORPORATION     WESTERN BLOT     ADJUSTMENTS           COMBINED
                                                         --------------  --------------  ---------------     ---------------
Revenues - product sales                                    $      684    $      2,907    $       (277) (7)   $       3,314
                                                         --------------  --------------  ---------------     ---------------

Expenses:
   Product costs                                                 1,503           3,548            (277) (8)           4,774
   Research and development                                      2,883             424                                3,307
   Selling, general and administrative                           2,953             292               52 (9)           3,297
                                                         --------------  --------------  ---------------     ---------------

       Total expenses                                            7,339           4,264            (225)              11,378
                                                         --------------  --------------  ---------------     ---------------

       Loss from operations                                    (6,655)         (1,357)             (52)             (8,064)

Other income (expense)                                             266               -                                  266
                                                         --------------  --------------  ---------------     ---------------

       Loss before income taxes                                (6,389)         (1,357)             (52)             (7,798)

Income taxes                                                       (2)               -                                  (2)
                                                         --------------  --------------  ---------------     ---------------

       Net loss                                                (6,391)         (1,357)             (52)             (7,800)

Less dividends on mandatorily redeemable
   Series A preferred stock                                       (90)               -                                 (90)
                                                         --------------  --------------  ---------------     ---------------

       Net loss attributable to common stockholders         $  (6,481)    $    (1,357)    $        (52)       $     (7,890)
                                                         --------------  --------------  ---------------     ---------------
                                                         --------------  --------------  ---------------     ---------------

Net loss per share:

   Basic and diluted                                        $   (0.48)                                        $      (0.57)
                                                         --------------                                      ---------------
                                                         --------------                                      ---------------
   Weighted average shares used to compute
     net loss per share attributable to common
     stockholders (basic and diluted)                           13,404                                               13,804
                                                         --------------                                      ---------------
                                                         --------------                                      ---------------


See notes to unaudited pro forma condensed combined financial statements.

                         CALYPTE BIOMEDICAL CORPORATION

         Unaudited Pro Forma Condensed Combined Statement of Operations

                          Year Ended December 31, 1997

                     (in thousands, except per share data)

                                                           CALYPTE        CAMBRIDGE
                                                          BIOMEDICAL       BIOTECH         PRO FORMA           PRO FORMA
                                                         CORPORATION     WESTERN BLOT     ADJUSTMENTS          COMBINED
                                                        --------------- ---------------  ---------------     --------------
Revenues - product sales                                 $         376   $       3,352    $       (210) (7)   $      3,518
                                                        --------------- ---------------  ---------------     --------------

Expenses:
   Product costs                                                 2,305           5,059            (210) (8)          7,154
   Research and development                                      3,685             422                               4,107
   Selling, general and administrative                           2,317             499               70 (9)          2,886
                                                        --------------- ---------------  ---------------     --------------

       Total expenses                                            8,307           5,980            (140)             14,147
                                                        --------------- ---------------  ---------------     --------------

       Loss from operations                                    (7,931)         (2,628)             (70)           (10,629)

Other income (expense)                                             139               -                                 139
                                                        --------------- ---------------  ---------------     --------------

       Loss before income                                      (7,792)         (2,628)             (70)           (10,490)
       taxes

Income taxes                                                       (2)               -                                 (2)
                                                        --------------- ---------------  ---------------     --------------

       Net loss                                                (7,794)         (2,628)             (70)           (10,492)

Less dividends on mandatorily redeemable
   Series A preferred stock                                      (120)               -                               (120)
                                                        --------------- ---------------  ---------------     --------------

       Net loss attributable to common stockholders      $     (7,914)   $     (2,628)    $        (70)       $   (10,612)
                                                        --------------- ---------------  ---------------     --------------
                                                        --------------- ---------------  ---------------     --------------


Net loss per share:

   Basic and diluted                                     $      (0.72)                                        $     (0.93)
                                                        ---------------                                      --------------
                                                        ---------------                                      --------------

   Weighted average shares used to compute
     net loss per share attributable to common
     stockholders (basic and diluted)                           11,028                                              11,428
                                                        ---------------                                      --------------
                                                        ---------------                                      --------------


See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (DOLLARS IN THOUSANDS)

On December 17, 1998, Calypte Biomedical Corporation (Calypte) completed the acquisition of the assets relating to the Western Blot product line for certain infectious diseases from Cambridge Biotech Corporation (Cambridge), pursuant to an Asset Purchase Agreement between Calypte and Cambridge dated November 18, 1998.

Calypte acquired the assets in exchange for $500 in cash, 400,000 shares of unregistered common stock, warrants to acquire 200,000 shares of common stock at an exercise price of $8.00 per share, warrants to acquire 200,000 shares of common stock at an exercise price of $10.00 per share, and warrants to acquire 200,000 shares of common stock at an exercise price of $12.00 per share.

The unaudited pro forma condensed combined balance sheet as of September 30, 1998 has been prepared assuming that the acquisition had occurred as of that date. Pro forma unaudited condensed combined statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been prepared assuming that the acquisition had occurred as of the beginning of the respective periods. The pro forma unaudited condensed combined statements of operations are not necessarily indicative of results that would have occurred had the acquisition been consummated as of the beginning of the periods presented or that might be attained in the future.

The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:


      Purchase price paid as:
          Cash                                          $        500
          Common stock                                         1,150
          Warrants (fair market value)                           440
                                                         -----------
              Total purchase price                             2,090
                                                         -----------
                                                         -----------
      Allocated to:
          Inventory                                              881
          Property and equipment                                 860
          Intangible assets (licenses, permits,
            and proprietary rights)                              349
                                                         -----------
              Total assets acquired                      $     2,090
                                                         -----------
                                                         -----------

Pro forma adjustments are as follows:

(1) To reflect the cash paid by Calypte as partial consideration for the acquisition.

(2) To reflect the elimination of assets not purchased and liabilities not assumed in acquisition.

(3) To reflect the adjustment of inventory and property and equipment to fair market value as determined by Asset Purchase Agreement.

(4) To reflect the issuance of 400,000 unregistered shares of common stock and 600,000 warrants exerciseable in shares of common stock as partial consideration for the acquisition. Fair value of the common stock (as determined by closing stock price on December 17, 1998) and warrants stock (as determined by using Black-Scholes pricing model) aggregated $1,590.

(5) To reflect the elimination of the division equity of Cambridge Biotech Western Blot.

(6) To reflect the fair market value of intangible assets (licenses, permits, and proprietary rights) acquired from Cambridge Biotech Western Blot.

(7) To reflect the elimination of Cambridge Biotech Western Blot revenue for products sold to Calypte.

(8) To reflect the elimination of Calypte product expense for purchases from Cambridge Biotech Western Blot that were sold in the corresponding period.

(9) To reflect the amortization of intangible assets on a straight-line basis over 5 years.

(c)    EXHIBITS.

2.1 Asset Purchase Agreement, dated as of November 18, 1998, between Calypte and Cambridge (incorporated by reference to Exhibit 2.1 of Calypte's
       Current Report on Form 8-K filed January 4, 1999).

4.1    Form of Warrant to Purchase Common Stock (incorporated by reference to
       Exhibit 4.1 of Calypte's Current Report on Form 8-K filed January 4,
       1999).

23.1   Consent of KPMG LLP, Independent Auditors.

99.1 Press Release issued by Calypte on November 24, 1998 (incorporated by reference to Exhibit 99.1 of Calypte's Current Report on Form 8-K filed
       January 4, 1999).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              CALYPTE BIOMEDICAL CORPORATION


                              BY:   /s/  John J. DiPietro
                                    ------------------------------------------
                                    John J. DiPietro
                                    Chief Operating Officer,
                                    Vice President - Finance,
                                    Chief Financial Officer and Secretary


Date:  March 5, 1999